LOAN AGREEMENT

DATE: This __ of June, 2005

PARTIES:

1. ____________**Alexander Holtermann**________ ("Lender")

2. ____________**SoftNet Technology Inc.**_______(" Borrower")

RECITALS:

1. Lender is willing to loan 30% of the Market Value (as defined below) of Borrower's 100,000,000 shares of SoftNet Technology Corporation Class A restricted common stock (the "Shares"), subject to Rule 144, (the "Principal Amount") to Borrower. Market Value shall be the current price of the Class A Common Stock of SoftNet Technology Corporation on the close of business on the day the Shares are deposited for Safekeeping (according to the value shown on the Safekeeping Receipt (SKR) to be issued by the Safekeeping bank).
2. The restrictive legend may be removed from the Shares on the one (1) year anniversary from date of issuance, subject to sale under Rule 144.
3. The Lender understands the shares are only as security and will not sell, pledge or hypothecate the Shares.
4. Lender and Borrower, by this Agreement, wish to record the terms and conditions governing the loan and security contemplated by this Agreement.

LENDER AND BORROWER AGREE AS FOLLOWS:

1. ADVANCE

At the request of the Borrower, Lender shall advance by way of loan to Borrower the Principal Amount (the "Loan"); provided, however, that Lender has no obligation to advance the Principal Amount unless the Borrower's request is made on or before September, 2005.

2. INTEREST

(a) The Loan bears interest at the rate of 3.8% per year. Interest is calculated on the unpaid principal balance of the Loan, starting on the date the Loan is advanced by Lender until fully repaid. Interest which has accrued in this fashion over all or part of a calendar year is payable on the first day of the next calendar year.

(b) All overdue interest shall be treated as principal, and interest as set out above is payable on it.

3. REPAYMENT

The Loan is due and payable on second anniversary of date of the Loan.

4. PREPAYMENT

Borrower may prepay all or part of the Loan at any time without notice, bonus or penalty.

5. SECURITY

(a) Borrower hereby grants to Lender as security 100,000,000 restricted shares of STTC.OB Borrower shall execute such additional agreements, charges and covenants in this regard as Lender may require. To the extent permitted by law, Borrower waives its rights to receive copies of any registrations, financing statements, or other evidence of registration.

6. GENERAL PROVISIONS

(a) The parties' addresses for notice are:

 (i) Lender: Kranichsteiner Str. 21, 60598 Frankfurt am Main, Germany,
 (ii) Borrower: One Anderson Road, Suite 105, Bernardsville, NJ, 07924, USA

(b) A party can change his or its notice address to another address by giving notice in the manner permitted by this agreement. Any notice required or permitted under this Agreement can be sent by any means, but it is not effective until:

 (i) the first weekday after the day it is delivered, and
 (ii) "delivered" means actual arrival at the address provided for in this Agreement for the addressee, in legible form (or where sent by fax or e-mail, produced and printed).

(c) Borrower shall execute and deliver to Lender such further assurances, conveyances and documents as may be necessary to carry out the intention of this Agreement.

(d) Borrower must perform every one of its obligations in this Agreement, except to the extent Lender has given the Borrower a written waiver of performance. Lender's failure to fully enforce this agreement is not a waiver.

(e) This Agreement can only be amended by written agreement signed by both Lender and Borrower.

(f) This Agreement is governed by the laws of the State of New Jersey and the U.S. Federal Law. The parties hereby irrevocably agree to the jurisdiction of the courts of the State of New Jersey, which courts have sole and exclusive jurisdiction over all disputes or matters arising from this agreement. Despite the foregoing, Lender may bring legal proceedings in such other or additional jurisdictions as it considers necessary for the proper enforcement of its rights under this agreement.

(g) Time is of the essence with respect to performance of obligations in this Agreement.

(h) Borrower cannot assign its obligations under this Agreement, except with Lender's previous written consent. Lender can assign this Agreement.

(i) This Agreement is binding upon and enures to the benefit of the parties hereto and their respective successors and assigns.

(j) This Agreement is the entire agreement between Lender and Borrower for the Loan.

SIGNED:

By: ______________________

Chief Executive Officer

____

Witness

ANTOINETTE MACANO